Exhibit 10.2

Supplementary Agreement

Party A:

Expert Network (Shenzhen) Company Limited

Address:

31st F, Development Center Building, Renminnan Road, Shenzhen City.

Party B:

China E-internet Technologies Limited

Address :

Trustnet (Samoa) Limited, TrustNet Chambers, Lotemau Centre, P.O. Box 1225, Apia, Samoa

On the basis of a Consulting Agreement (hereafter refers to as "Consultant Contract") entered into between Party A and Zhao Wei, the current 100% shareholders and director of Party B on 17th June 2005, and abide by the principle of equality and fairness, and after mutually agreed consultation, both parties reached the following supplementary terms to the Consultant Contract:

1.

Party A confirmed that Party B, being its consultant in relation to Party A’s e-government projects, has successfully found a business partner for Party A in Mainland China, and upon Party B’s effort, Party A is awarded the main contract of the Electronic Administration Construction by the People's Government of Quanzhou city of Fujian Province (the Electronic Administration Construction project is hereafter referred to as " Licheng District City Electronic Administration Construction Project").

2.

Both parties confirmed that Party B has fulfilled all the preliminary works according to the request of Licheng District City Electronic Administration Construction Project, the service including the Electronic Administration planning, design and other related preliminary works.

3.

Both parties confirmed that due to the aforesaid consultant service and the fact that all preliminary works have been fulfilled by Party B, Party A shall pay the consultant fee as follows:

3.1

Consultant Fee: Party B will be entitled to receive consultant fee in an amount equals to 15% of the estimated gross profit of the Licheng District City Electronic Administration Construction Project

at sole discretion of the company. Party A shall have the final decision in determining the amount of such estimation.

3.2

Payment term: the payment of the said consultant fee shall be made by the payment of common shares of the ultimate holding company of Party A, China Expert Technology Inc. (OTC symbol: CXTI). Both Parties agreed that Zhao Wei shall be the designated person to receive the common shares.

3.3

The computing method of the value of the common stock:  the value of the common stock to be paid to Party B as consultant fee shall be valued at the 5 trading days’ VWAP (Volume Weighted Average Price) immediately prior to the signing date of the main contract between Party A and People's Government of Quanzhou city of Fujian Province.

3.4

Payment time: Party A and Party B agree that the payment shall be made by Party A within one week after the main contract has been signed between the Party A and the People’s Government of Quanzhou city of Fujian Province.

4.

This contract has four copies with Party A and Party B shall keep two copies respectively. This Supplementary Agreement shall be supplemental to the Consultant Contract and have the same legal effect as the Consultant Contract.

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Party A:

Expert Network (Shenzhen) Company Limited

Address:

31st F, Development Center Building, Renminnan Road, Shenzhen City.

Representative:

Song Feng (Signed and Sealed)

Party B:

China E-internet Technologies Limited

Address :

Trustnet (Samoa) Limited, TrustNet Chambers, Lotemau Centre, P.O. Box 1225, Apia, Samoa

Representative:

Zhao Wei (Signed and sealed)

Signed Date: January 2, 2006

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